UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2006
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-123473 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
ICM License Agreement
On January 20, 2006, we entered into a license agreement with ICM, Inc. for limited use of ICM, Inc.’s proprietary technology and information to assist us in operating, maintaining, and repairing the ethanol production facility. We are not obligated to pay any fee to ICM, Inc. for use of the proprietary information and technology because our payment to Fagen, Inc. for the construction of the plant under the design-build agreement is inclusive of these costs.
Under the terms of the ICM License Agreement, ICM, Inc. granted us the use of the following:
•	Proprietary information and technology for our use in owning, operating, maintaining and repairing our plant; and

•	Proprietary information concerning the design, arrangement, configuration, and specifications of the combinations of distillation, evaporation, and alcohol dehydration equipment, the combination of the distillers grain drying and hear recovery system generation equipment and all documents supporting those combinations, and the computer system known as the distributed control system and all attendant documents.
Under the License agreement, ICM, Inc. retains the exclusive right and interest in the proprietary information and technology and the goodwill associated with that information. ICM, Inc. may terminate the license agreement upon written notice if we improperly use or disclose the proprietary information or technology at which point all proprietary property must be returned to ICM, Inc.
Under the terms of the ICM License Agreement, we obtained the rights to use the information and technology obtained through this agreement for the purpose of operating, maintaining and repairing the ethanol production facility which is to be designed and built by Fagen, Inc. We shall not use the information and technology for any other purpose.
In addition, we must:
•	Keep confidential the information we obtain through the benefit of this agreement;

•	Indemnify, defend, and hold harmless ICM, Inc., Fagen, Inc. and their respective representatives against any losses, damages, and expenses, including attorney’s fees, for any negligent act performed by us, our failure to comply with the operating procedures, or resulting from any unauthorized disclosure of the proprietary information or technology;

•	Notify ICM, Inc. of any modifications to the proprietary information or technology and to assign all right, title or interest in the modification to ICM, Inc.

•	Obtain prior consent from ICM, Inc. before assigning any part of the information received under the agreement to a third party;

•	Retain the proprietary property at our principal place of business or the plant;
If we fail to comply with the operating procedures set forth by ICM, Inc., all guarantees, representations and warranties previously given by ICM, Inc. concerning plant performance are void. Any assignment of the license agreement will not release us from our duties and obligations and ICM, Inc. retains the right to seek damages due to any breach we commit. Under the license agreement, we agreed to waive all claims for any consequential damages arising out of the performance of the agreement, the design-build contract, or the proprietary information and technology. The maximum amount of recovery from ICM, Inc. for any claims relating to the license agreement is $1,000,000.00.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
January 25, 2006	/s/ Tom Lynch
Date	Tom Lynch, President